AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

                           J.B. POINDEXTER & CO., INC.
                              1100 Louisiana Street
                                   Suite 5400
                              Houston, Texas 77002


                                                       As of February 25, 2000

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

     Congress Financial Corporation ("Lender"), J.B. Poindexter & Co., Inc. ("Borrower"), EFP Corporation ("EFP"), Lowy Group, Inc. ("Lowy"), Magnetic Instruments Corp. ("MIC"), Morgan Trailer Mfg. Co. ("Morgan"), Truck Accessories Group, Inc. ("TAG"), and Raider Industries Inc. ("Raider"; and together with EFP, Lowy, MIC, Morgan and TAG, each individually, a "Guarantor" and, collectively, "Guarantors") have entered into certain financing arrangements as set forth in the Loan and Security Agreement, dated as of June 28, 1996, by and among Lender, Borrower and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated May 13, 1998, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 1998, and Amendment No. 3 to Loan and Security Agreement, dated as of June 24, 1999 (and as amended hereby and as heretofore amended or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantors or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). For purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein, shall have the respective meanings ascribed to them in the Loan Agreement.

(a) Borrower and Guarantors have requested that Lender enter into certain amendments to the Financing Agreements to reduce the Interest Rate on Prime Rate Loans and Eurodollar Rate Loans, reduce the amount of the servicing fee charged by Lender to Borrower and Guarantors, reduce the letter of credit fee charged by Lender in respect of Letter of Credit Accommodations, reduce the unused line fee and extend the term of the Financing Agreements. Lender is willing to do so to the extent and subject to the terms and conditions set forth herein.
(b)
(c) In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment No. 4 to Loan and Security Agreement (this "Amendment"), and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower, Guarantors and Lender agree as follows:
(d)


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2.   Definitions.
3.
(a) Additional Definition. As used herein and in the other Financing Agreements, the term "Net Worth" shall mean, for any period as to Borrower and its Subsidiaries, on a consolidated basis for such period, the amount equal to the assets of Borrower and its Subsidiaries minus the liabilities of Borrower and its Subsidiaries as reported on the consolidated balance sheet of Borrower as determined in accordance with GAAP, and the Loan Agreement and the other Financing Agreements shall be deemed and is hereby amended to include, in addition and not in limitation, such term as defined herein.
(b)
(i) Amendment to Definition. Effective with respect to interest accruing on and after March 1, 2000, all references to the term "Interest Rate" contained in
Section 1.50 of the Loan Agreement shall be deemed and each such reference is hereby amended to mean, as to Prime Rate Loans, a rate per annum equal to the Prime Rate and, as to Eurodollar Rate Loans, a rate of two (2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate equal to two (2%) percent per annum in excess of the interest rate (the "Default Interest Rate") otherwise then payable by Borrower on Prime Rate Loans as to all Loans, at Lender's option, without notice, for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing as determined by Lender and on the Loans at any time outstanding to the extent in excess of the amounts available to Borrower under Section 2 hereof (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default). In addition to and not in limitation of the right of Lender to charge the Default Interest Rate, if the Net Worth of Borrower and its Subsidiaries at any time is less than negative $18,000,000, Lender may, at its option, without in any way limiting the right of Lender to declare an Event of Default or otherwise exercise any other rights or remedies hereunder or under any of the other Financing Agreements, applicable law or otherwise, increase the rate of interest in the case where the non-Default Interest Rate is then in effect, to a rate of one-quarter of one (1/4% ) percent per annum in excess of the Prime Rate per annum as to Prime Rate Loans and to a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, and in the case where the Default Interest Rate is then in effect, to a rate of two and one-quarter (2 1/4%) percent per annum in excess of the Prime Rate as to all Loans.
b.
4. Letter of Credit Fee. Section 2.2(b) of the Loan Agreement is hereby deleted and replaced with a new Section 2.2(b) as follows:
5.
     a. "(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower and Guarantors shall pay to Lender a letter of credit fee at a rate equal to one and one-half (11/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations (other than acceptances with respect to letters of credit) for the immediately preceding month (or part thereof), and an acceptance fee at a rate equal to two and one-quarter (21/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations constituting acceptances with respect to letters of credit, payable in arrears as of the first day of each succeeding month,


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

     except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and three and one-half (31/2%) percent per annum on such daily outstanding balance and such acceptance fee, at Lender's option, without notice, at a rate equal to four and one-quarter (41/4%) percent per annum on such daily outstanding balance for: the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee and acceptance fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower and Guarantors to pay such fee shall survive the termination or non-renewal of this Agreement."

1. Servicing Fee. Effective as of March 1, 2000, Section 3.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
2.
               "3.3 Servicing Fee. Borrower shall pay to Lender quarterly a servicing fee in an amount equal to $12,500 for each quarter (or part thereof) ending March 31, June 30, September 30 and December 31, while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on March 1, 2000 for that part of the quarter ending March 31, 2000 and thereafter in advance on the first day of each quarter thereafter, commencing on April 1, 2000."

1. Unused Line Fee. Effective as of March 1, 2000, Section 3.4 of the Loan Agreement is hereby amended by deleting the figure "$45,000,000" and replacing it with the figure: "$35,000,000".
2.
3.   Term
4.
(a) Section 12.1(a) of the Loan Agreement is hereby amended by deleting the first sentence of that Section and replacing it with the following:
(b)
               "(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on March 31, 2003 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, Lender may, at its option, extend the Renewal Date to March 31, 2004 by giving Borrower written notice at least sixty (60) days prior to March 31, 2003."

(a) Section 12.1(c) of the Loan Agreement is hereby amended by adding new clauses (iii) and (iv) as follows:

(b)
             "Amount                           Period

    (iii)    one half of one (1/2%) percent    From February __, 2000 to and
             of the Maximum Credit             including March 31, 2001


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

    (iv)     one quarter of one (1/4%)         From April 1, 2001 through and
             percent of the Maximum Credit     including March 31, 2002"

1. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by
Borrower or Guarantors to Lender pursuant to the other Financing Agreements, Borrower and Guarantors hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):
2.
(a) This Amendment has been duly authorized, executed and delivered by Borrower and Guarantors, and the agreements and obligations of Borrower and Guarantors contained herein constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against Borrower and Guarantors in accordance with their respective terms.
(b)
(i) Neither the execution and delivery of this Amendment, nor the modifications to the Financing Agreements contemplated by this Amendment shall violate any applicable law or regulation, or any order or decree of any court or any governmental instrumentality in any respect or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, or any material mortgage, deed of trust, security agreement, agreement or instrument to which Borrower or any Guarantor is a party or may be bound, or violate any provision of the organizational documents of Borrower or Guarantors.
(ii)
(c) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
(d)
(e) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement provided in this Amendment).
(f)
3. Conditions Precedent. The effectiveness of the amendments set forth herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

(a) an original of this Amendment, duly authorized, executed and delivered by Borrower and Guarantors;
(b)
(c) after giving effect to the amendments to the Loan Agreement provided in this Amendment, no Event of Default shall exist or have occurred and no event, act or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.
(d)
4. Effect of this Amendment. Except for the specific amendment expressly set forth herein, no other changes or modifications to the Financing Agreements, and no waivers of any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the other Financing


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

Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.
5.
6. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).
7.
8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
9.
10.
11.
12.
13.
14.

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1.     Counterparts.   This   Amendment  may  be  executed  in   any  number  of
counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
2.
3. Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted by Lender, shall become a binding agreement among Borrower, Guarantors and Lender.
4.
5.                                             Very truly yours,
6.
7.                                             J.B. POINDEXTER & CO., INC.
8.
9.                                             By:________________________
10.
11.                                            Title:_____________________
12.
13.      AGREED AND ACCEPTED:
14.
15.      CONGRESS FINANCIAL CORPORATION
16.
17.      By:
18.
19.      Title:
20.
21.      ACKNOWLEDGED AND
22.      CONSENTED TO:
23.
24.      EFP CORPORATION
25.
26.      By:
27.
28.      Title:
29.
30.
31.      LOWY GROUP, INC.
32.
33.      By:
34.
35.      Title:
36.
37.
38.

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MAGNETIC INSTRUMENTS CORP.

By:

Title:


MORGAN TRAILER MFG. CO.

By:

Title:


TRUCK ACCESSORIES GROUP, INC.

By:

Title:


RAIDER INDUSTRIES INC.

By:

Title: